Exhibit 10.4

ADDENDUM THREE

(Additional Space – Suite 610)

This Addendum is to the Office Building Lease and Addendum One and Addendum Two dated May 18, 1999 (the “Lease”), the First Lease Amendment executed May 24, 2004, and the Second Lease Amendment executed June 16, 2004, by and between Lake Union Building, LLC (“Landlord”), and Insightful Corporation, formerly known as Mathsoft, Inc. (“Tenant”). To the extent the terms of this Addendum are inconsistent with the other terms of the Lease, the terms of this Addendum shall control. Unless specifically stated otherwise, all capitalized terms in this Addendum shall have the same meaning ascribed to them in the Lease.

1. PREMISES – ADDITIONAL SPACE:

That portion of The Lake Union Building containing approximately 3,245 square feet of Rentable Area located on the sixth (6th) floor of the Building, identified as Suite 610, and generally consistent with Exhibit A attached hereto.

All Rentable Area measurements are calculated in accordance with the BOMA Standard Method for Measuring Floor Area in Office Buildings (ANSI/BOMA Z65.1-1996).

2. LEASE TERM – ADDITIONAL SPACE:

The Landlord and Tenant hereby agree to a lease term of fourteen and one-half months (14  1/2 months).

3. COMMENCEMENT OF LEASE TERM – ADDITIONAL SPACE:

The lease term shall commence on June 15, 2006, or upon the completion, or near completion, of preparation of the Premises for occupancy.

4. EXPIRATION OF LEASE TERM EXTENSION – ADDITIONAL SPACE:

The lease term shall expire on September 30, 2007.

5. RENTAL RATE – ADDITIONAL SPACE:

The rental rate shall be the fully serviced rate charged Tenant by Landlord per Rentable Square Foot (RSF), as defined by the Building Owners and Managers Association International.

The rental rate shall be as follows:

Rental Rate per RSF	Monthly Rent
$ 14.50	$3,921.04

On each anniversary of the Lease Extension Commencement Date (‘The Adjustment Date’), the Rent shall be adjusted by multiplying the current Rent by a CPI Ratio, wherein the numerator is the applicable ‘Current CPI Index’ and the denominator is the ‘Base CPI Index’ provided, however, that the CPI Ratio shall not be less than one. Adjustments (if any) shall be based upon increases (if any) in the index. The CPI index in publication three (3) months before the Commencement Date shall be the ‘Base Index.’ The CPI index in publication three (3) months before each Adjustment Date shall be the ‘Comparison Index.’ The CPI index shall be the Consumer Price Index for All Urban Consumers issued by the United States Department of Labor, or the most similar index available should this index no longer be published.

Lease Addendum (Additional Space – Suite 610) – Insightful Corporation

May 30, 2006

6. TENANT IMPROVEMENTS:

Landlord shall provide Tenant an allowance of up to, but not to exceed, five thousand dollars ($5,000.00) for painting and carpet cleaning, the scope and cost of such work to be approved and paid by Landlord and the performance of which to be coordinated by Tenant.

7. PARKING:

Parking shall be available at the rate of 2 spaces per 1,000 square feet of Rentable Area leased. Tenant shall have an option for seven (7) parking spaces at current market rates. The location of the assigned parking is subject to availability.

All parking arrangements will be made through Landlord’s parking lot contractor, Ampco System Parking (206-267-0713). If at the commencement of the Lease Term Extension Tenant elects not to rent the seven (7) parking spaces allotted to Tenant, or if during the Lease Term Extension any of the seven (7) parking spaces are returned to the Landlord, Landlord will, in the event that parking is not immediately available for re-assignment, have up to three (3) months to reassign those parking spaces to Tenant, following receipt of Tenant’s written request.

Additional parking spaces may be made available to Tenant on a month-to-month basis with the understanding that they may be subject to return to Landlord with not less than thirty (30) days advance written notice

The current parking rates as of May 30, 2006, are as follows:

• Reserved space:	$125.00 per month

• Covered parking space:	$ 92.48 per month ($85.00 plus WSST)

• Uncovered parking space:	$ 81.60 per month ($75.00 plus WSST)

Parking rates are determined by market conditions and are subject to change.

8. OTHER PROVISIONS:

All other provisions of the Office Building Lease and Addendum One and Addendum Two dated May 18, 1999 (the “Lease”), the First Lease Amendment executed May 24, 2004, and the Second Lease Amendment executed June 16, 2004, by and between Lake Union Building LLC (“Landlord”), and Insightful Corporation, formerly known as Mathsoft, Inc. (“Tenant”), shall remain in full force and effect.

In the event of any conflict between the terms of this Addendum and the Office Building Lease, the terms of this Addendum shall prevail.

(Landlord and Tenant signatures appear on the following page.)

Lease Addendum (Additional Space – Suite 610) – Insightful Corporation

May 30, 2006

LANDLORD		TENANT

Lake Union Building, LLC		Insightful Corporation

By:	Jean L. Barber	By:	Jeffrey E. Coombs
Its:	CFO of Sole Member	Its:	CEO
Date:	6/5/06	Date:	5/31/06

Lease Addendum (Additional Space - Suite 610) - Insightful Corporation

May 30, 2006

ACKNOWLEDGMENT OF LANDLORD

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

On this                      day of                                         , 20     , before the undersigned, a Notary Public in and for the State of Washington, personally appeared                                                           and                                                           to me known to be the                                                           and                                                           of the corporation that executed the within and foregoing Lease Addendum, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington,
residing at

Lease Addendum (Additional Space - Suite 610) - Insightful Corporation

May 30, 2006

ACKNOWLEDGMENT OF TENANT

(Corporate)

STATE OF	)
	)	ss.
COUNTY OF	)

On this                      day of                                         , 20    , before the undersigned, a Notary Public in and for the State of                                                          , personally appeared and                                                           to me known to be the                                                           and                                                           of the corporation that executed the within and foregoing Lease Addendum, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument and that the seal affixed is the corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

NOTARY PUBLIC in and for the State of Washington,
residing at

Lease Addendum (Additional Space - Suite 610) - Insightful Corporation

May 30, 2006

EXHIBIT A